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                                                                    EXHIBIT 10.2


[BANK OF AMERICA LOGO]



                                             Agency Administrative Services 5596



August 22, 2001

TO:          ALL PARTICIPANT BANKS


REF:         COMPAQ COMPUTER CORPORATION
             $3,000,000,000.00 AMENDED AND RESTATED CREDIT AGREEMENT


NOTICE OF COMMITMENT REDUCTION


Pursuant to Section 2.07 of the above-referenced credit agreement, Bank of America, as Agent has received a request for a Ratable Reduction of Commitments in an aggregate amount of $750,000,000.00. The new Aggregate Commitment will be $2,250,000,000.00. The EFFECTIVE DATE of this Ratable Reduction will be MONDAY, AUGUST 27, 2001, which is 3 Business Days after receipt of the notice.


*THE BANK PRO RATA SHARES ARE LISTED ON THE ATTACHED PAGE.


Should you have any questions, please contact the undersigned.


Best Regards,

Bank of America N.A., as Agent


Brian Graybill
Credit Services Representative
(925) 675-8414